AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Employment Agreement, dated as of October 1, 2005 (the “Employment Agreement”), is made as of March 26, 2007 (the “Execution Date”), by and between O2Diesel Corporation, a Delaware corporation (the “Company”) and David H. Shipman (the “Executive”).

WHEREAS, the parties previously entered into the Employment Agreement; and

WHEREAS, the Company has decided to amend the Employment Agreement to increase the Executive’s Base Salary.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. AMENDMENT TO SECTION 4.1 OF THE EMPLOYMENT AGREEMENT.

The first sentence of Section 4.1 of the Employment Agreement is hereby deleted in its entirety and inserting the following text in lieu thereof:

“In consideration of the services rendered to the Company hereunder by the Executive and the Executive’s covenants hereunder, effective as of January 1, 2007, the Company shall, during the Term, pay to the Executive an annual base salary at a rate of $210,000 (the “Base Salary”), less statutory deductions and withholdings, payable in accordance with the Company’s normal payroll practices.”

2. GENERAL.

Except as expressly provided herein, the Employment Agreement shall be unmodified and shall remain in full force and effect in accordance with its terms.

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The foregoing agreement is hereby executed effective as of the date first set first set forth above.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae
Name:	Alan R. Rae
Title:	Chief Executive Officer

/s/ David H. Shipman
David H. Shipman